EXHIBIT  21


                            SUBSIDIARIES OF THE REGISTRANT


NAME OF SUBSIDIARY                        STATE OF INCORPORATION

DRS Apparel, Inc.                         Delaware

DRS Real Estate, Inc.                     Delaware

General Textiles
d/b/a Family Bargain Center               California

Factory 2-U, Inc.                         Arizona